EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated September 20, 2006 included in the Registration Statement on Form SB-2 Amendment No. 1 of Buckingham Exploration Inc. for the registration of shares of its common stock.

CHARTERED ACCOUNTANTS
Vancouver, Canada
December 12, 2006